AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT (the “Amendment”) is entered into effective as of September 7, 2012 (the “Amendment Effective Date”), by and between Education Realty Trust, Inc., a Maryland corporation (the “Company”), and Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and RBC Capital Markets, LLC (the “Manager”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement dated May 22, 2012 by and between the Company and the Manager (the “Agreement”).

RECITALS

WHEREAS, the Company’s registration statement on Form S-3 (File No. 333-161493) is no longer being used following the third anniversary of the initial effective date of such registration statement;

WHEREAS, the Company intends to file with the Commission, on or about September 7, 2012, a new automatic shelf registration statement on Form S-3 (the “New Registration Statement”), which will serve as the means by which the Shares that remain available to be sold under the Agreement are registered with the Commission; and

WHEREAS, the Company and the Manager desire to amend the Agreement to, among other things, clarify that the references therein to the “Registration Statement” shall be deemed to include the New Registration Statement.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.	References to Registration Statement in the Agreement. The Agreement is hereby amended such that any reference in Section 1 thereof to “registration statement” or any reference therein to “Registration Statement” in the context of Shares that remain available to be sold as of the Amendment Effective Date shall no longer be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-161493) but shall instead be deemed to refer to the New Registration Statement.

2.	Amendment to Section 2: Representations and Warranties. Section 2 of the Agreement is hereby amended as follows:

a.	Paragraph (a) is amended by deleting the words “the Registration Statement was declared effective on September 10, 2009” in the fifth line and replacing them with the following:

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“the Registration Statement has been filed with the Commission under the Act and became effective upon filing with the Commission under the Act; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act) filed within three years prior to the date hereof; furthermore, (i) at the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated reported filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well known seasoned issued” (as defined in Rule 405 under the Securities Act);”

b.	Paragraph (g) is amended by adding the following sentence to the end of the paragraph:

“The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection 101(c)(1) of such rule.”

3.	Amendment to Section 4. Covenants of the Company. Section 4 of the Agreement is hereby amended as follows:

a.	Paragraph (x) is amended by deleting the words “(File No. 333-177422)” entirely.

4.	No Other Amendments. Except as set forth in this Amendment, all the terms and provisions of the Agreement shall continue in full force and effect.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6.	Counterparts. This Amendment may be executed in counterpart (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 1 to Equity Distribution Agreement effective as of the date first set forth above.

EDUCATION REALTY TRUST, INC.

By:	/s/ Randall H. Brown
Name:	Randall H. Brown
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By: Education Realty OP GP, its general partner

By:	/s/ Randall H. Brown
Name:	Randall H. Brown
Title:	Vice President and Secretary

RBC CAPITAL MARKETS, LLC

By:	/s/ Peter Chapman
Name:	Peter Chapman
Title:	Head of U.S. Equity Syndicate

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